                                                                    Exhibit 11.2

                   SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
           COMPUTATION OF FULLY-DILUTED EARNINGS (LOSS) PER SHARE
                                  (Unaudited)

                                                     Three Months Ended                          Six Months Ended
                                             -------------------------------         -----------------------------------
                                              October 31,      September 30,           October 31,         September 30,
                                                 1997              1996                   1997                1996
                                             -----------       -------------         --------------        -------------

Net income (loss)                            $   628,000       $    (533,000)        $    1,169,000        $    (789,000)
                                             ===========       =============         ==============        =============

Shares as adjusted:
     Average number of shares
        outstanding                            4,331,338           4,288,277              4,331,810            4,275,903
     Incremental shares from
        outstanding stock options
        as determined under the
        treasury stock method,
        using the higher  of ending
        or average market price                   56,693                  --  (*)            35,168                   -- (*)
                                             -----------       -------------         --------------        -------------

Shares as adjusted                             4,388,031           4,288,277              4,366,978            4,275,903
                                             ===========       =============         ==============        =============

Fully-diluted earnings (loss)
     per share                               $      0.14       $       (0.12)        $         0.27        $       (0.18)
                                             ===========       =============         ==============        =============


(*) No incremental shares from outstanding stock options are included, as they would be anti-dilutive.